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                                                                Exhibit 23.9

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements Nos. 333-01574, 333-12789, and 333-24581 on Form S-8, Registration Statements Nos. 333-10383 and 333-14025 on Form S-3, and Registration Statement No. 333-13133 on Form S-4 of U.S. Office Products Company of our report dated September 23, 1996, on the financial statements of MTA, Inc. as of and for the period ended December 31, 1995, appearing in the Annual Report on Form 10-K/A, Amendment No. 1 of U.S. Office Products Company for the year ended April 26, 1997.

/s/DELOITTE & TOUCHE LLP

Seattle, Washington
August 18, 1997